Morgan Stanley Capital Opportunities Trust
                          Item 77(O) 10F-3 Transactions
                        June 1, 2004 - November 30, 2004



Securi   Purcha Size   Offeri   Total   Amount    % of   % of
  ty      se/    of      ng    Amount     of     Offeri Funds   Broker Purchas
Purcha   Trade  Offer  Price     of     Shares     ng   Total     s    ed From
  sed     Date   ing     of   Offering  Purcha   Purcha Assets
                       Shares             sed     sed
                                          By       By
                                         Fund     Fund
Salesf   6/22/0   -    $11.00 $110,000   8,200   0.08%  0.02%   Morgan   UBS
orce.c     4                    ,000                            Stanle Investm
  om                                                              y,     ent
                                                                Deutsc   Bank
                                                                  he
                                                                 Bank
                                                                Securi
                                                                ties,
                                                                 UBS
                                                                Invest
                                                                 ment
                                                                Bank,
                                                                Wachov
                                                                  ia
                                                                Securi
                                                                ties,
                                                                Willia
                                                                  m
                                                                Blair
                                                                  &
                                                                Compan
                                                                  y

                                                                Citigr
                                                                 oup,
                                                                Merril
                                                                  l
Calamo   10/27/   -    $18.00 $360,000  31,300   0.16%  0.14%   Lynch  Merrill
   s       04                   ,000                            & Co.,  Lynch
 Asset                                                          Goldma
Manage                                                            n,
 ment                                                           Sachs
                                                                & Co.,
                                                                 UBS
                                                                Invest
                                                                 ment
                                                                 Bank